Exhibit 99.1

BioDelivery Sciences Reacquires ONSOLIS® from Collegium Pharmaceutical

RALEIGH, NC – December 14, 2017 - BioDelivery Sciences International, Inc. (NASDAQ: BDSI) announced that it has received the required 90-day notice from Collegium Pharmaceutical, Inc. regarding termination of the license and development agreement for ONSOLIS® (fentanyl buccal soluble film) between BDSI and Collegium.

BDSI and Collegium entered into a license and development agreement for U.S. rights to ONSOLIS in May 2016, and the companies have since been collaborating on the transfer of product manufacturing to a new supplier. Collegium’s decision to terminate the license involved their recent execution of a license agreement to commercialize Nucynta® (tapentadol) Immediate Release and Nucynta® ER (tapentadol).

“We understand the strategic decision made by Collegium to focus its efforts and resources outside the breakthrough cancer pain space based on its recent transaction,” said Dr. Mark A. Sirgo, Vice Chairman, President and CEO of BDSI. “We appreciate the development work Collegium has supported to move ONSOLIS toward the the upcoming FDA submission of the Prior Approval Supplement required for manufacturing site approval and subsequent launch.”

Dr. Sirgo continued, “We will be assessing options for commercializing ONSOLIS, including the use of our current sales force, or potentially out-licensing the product. We have sufficient time prior to the manufacturing site potential approval to explore these options. Either way, we do not currently believe that the return of ONSOLIS to us will have a material impact on our business.”

Termination of the agreement will be effective on March 8, 2018.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a specialty pharmaceutical company with a focus in the areas of pain management and addiction medicine. BDSI is utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology and other drug delivery technologies to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs.

BDSI’s marketed products and those in development address serious and debilitating conditions such as breakthrough cancer pain, chronic pain and opioid dependence. BDSI’s headquarters is in Raleigh, North Carolina.

For more information, please visit or follow us:
Internet:	www.bdsi.com
Facebook:	Facebook.com/BioDeliverySI
Twitter:	@BioDeliverySI

BUNAVAIL® (buprenorphine and naloxone) buccal film (CIII) and BELBUCA® (buprenorphine) buccal film (CIII) are marketed in the U.S. by BioDelivery Sciences. For full prescribing information and important safety information on BDSI products please visit www.bdsi.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at (800) 469-0261. For full prescribing and safety information on BELBUCA, please visit www.belbuca.com and for full prescribing and safety information on BUNAVAIL, please visit www.bunavail.com.

Cautionary Note on Forward-Looking Statements

This press release and any statements of employees, representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the Company’s reacquistion of ONSOLIS and any related corporate plans or initiatives as described herein) may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

BDSI®, BEMA®, ONSOLIS®, BUNAVAIL® and BELBUCA® are registered trademarks of BioDelivery Sciences International, Inc. The BioDelivery Sciences, BUNAVAIL and BELBUCA logos are trademarks owned by BioDelivery Sciences International, Inc. All other trademarks and tradenames are owned by their respective owners.

© 2017 BioDelivery Sciences International, Inc. All rights reserved.

Contacts

Investors:

Al Medwar

Senior Vice President, Corporate and Business Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com

Monique Kosse

Managing Director

LifeSci Advisors

212-915-3820

monique@lifesciadvisors.com